UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material pursuant to §240.14a-12

Bob Evans Farms, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOB EVANS EMPLOYEE Q&A

1.	What was announced today?

Today it was announced that our Board of Directors has approved our merger with Post Holdings, a leading consumer packaged goods company headquartered in St. Louis, Missouri. This is great news for us and will only strengthen the amazing business all of you have been so instrumental in growing.

2.	What can you tell us about Post Holdings and its brands/products?

Post Holdings is a leading consumer packaged goods company headquartered in St. Louis, Missouri. Post was founded in 1895, and comprises five businesses – Post Consumer Brands, Weetabix, Michael Foods Group, Active Nutrition and Private Brands. Post Consumer Brands is the third largest cereal company in the U.S. and includes well-loved brands such as Honey Bunches of Oats and Pebbles as well as Malt-O-Meal bag cereal. Weetabix is a leading United Kingdom based cereal manufacturer. The Active Nutrition business includes brands such as Premier Protein and PowerBar. Michael Foods Group produces a range of egg, potato, cheese and pasta products for retail and foodservice customers. Finally, the Private Brands business manufactures, markets and distributes private label products including peanut butter, other nut butters, and dried fruit and nut products.

3.	Why are we being sold to Post Holdings?

It is normal to be apprehensive about change but this is a great strategic opportunity for us and it would not have been possible without all your hard work. Together with Post, we will be a stronger, more diversified company with a broader portfolio of leading brands across important product categories.

4.	How will Bob Evans fit within Post Holdings?

Upon closing of the acquisition, which is subject to regulatory approvals and other conditions including approval by Bob Evans stockholders, the plan is for Post to combine its existing retail refrigerated egg, potato and cheese business with the successful business lines inside Bob Evans, establishing a refrigerated retail business within Post, which will be led by me. There are also plans to move our current foodservice business under the Michael Foods umbrella. An integration team comprised of members from both Bob Evans and Michael Foods will be appointed to develop a comprehensive integration plan, which will serve as a roadmap for bringing our two businesses successfully together. We will keep you in the loop as more details emerge.

5.	How will this transaction affect me? How will my role change as a result?

We expect the acquisition will close in the first calendar quarter of 2018, subject to regulatory approvals and other conditions, including approval by Bob Evans stockholders. Until then, we will continue to operate as standalone company and it remains business as usual for all of us. Our focus should continue to be doing great work, executing our existing plan and achieving our 2018 performance targets.

6.	Is my job safe?

Whenever there is an acquisition, one of the first things that happens is the establishment of an integration team to make the transition as smooth as possible once the transaction closes, which we expect to be early in the 2018 calendar year. As part of integration planning, the team will be looking at whether the transaction makes some roles redundant. If an employee is impacted, Post has an established practice of providing attractive transition packages. In addition, although it is still early, as part of Post Holdings, it is likely there will be more opportunities for growth within the business as it provides a platform for us to pursue expansion opportunities across retail and foodservice channels.

7.	Does this mean we have underperformed?

No. Quite the opposite. Bob Evans’ acquisition by Post Holdings is testament to the hard work we have all put in to meet our strategic objectives and deliver excellent products and service to our customers.

8.	Where will the business be headquartered? Will I have to relocate?

At this point, there are no plans for moving our Bob Evans Farms retail business out of state. The joint Bob Evans and Michael Foods integration team will evaluate the most effective locations for the business functions and teams.

9.	Will this transaction have any impact on my pay and benefits?

As part of the transition, we ensured that for one year after the effective date of the transition, your benefits and current compensation package will be at least as favorable as it was before the close of the transaction. We will work with Post to determine the best way to combine our compensation and benefits in order to continue to provide a comprehensive and competitive package.

10.	Will any plants be shut?

Manufacturing has always been the backbone of our business – we do not expect plant closures. The integration team will be charged with determining the optimal reporting structure for the overall supply chain.

11.	How will the integration process work?

A team comprising members from both Bob Evans and Michael Foods will be appointed and will work together to develop a comprehensive integration plan which will serve as a roadmap for bringing our two businesses together successfully after the close of the acquisition. Once this team is in place and details on the integration process have been finalized, we will be able to provide more information.

12.	What is happening to the Bob Evans management team?

As part of our deal with Post, much of what we do day in and day out will not change; it is clearly working and there is no reason to fix something that is not broken. You will not see any immediate changes in your reporting structure or leadership team.

Upon closing of the acquisition, which is subject to regulatory approvals and other conditions including approval by Bob Evans stockholders, the plan is for Post to combine its existing retail refrigerated egg, potato and cheese business with our successful business lines inside Bob Evans, establishing a refrigerated retail business within Post, which will be led by Mike Townsley as President and CEO of Bob Evans Farms. Mike will report to Rob Vitale, President and CEO of Post Holdings. Jim Dwyer, current President and CEO of the Michael Foods Group within Post Holdings, will continue in his current role managing the commercial foodservice egg, potato and pasta businesses, which will now include the Bob Evans foodservice business.

13.	What should I do if I am asked about the transaction?

All media inquiries should be directed to Elizabeth Sedlock at esedlock@sedlockpartners.com or (636) 699-9554.

When discussing the transaction with others, you should limit your conversation to publicly available information.

“We are excited about this opportunity and think this is the best path forward to grow the Bob Evans Farms retail and foodservice business.”

“Our acquisition by Post Holdings sets us up for even more success. We are looking forward to seeing what the future holds as our sides business continues to grow and thrive.”

14.	What should I tell our customers and suppliers?

For now, nothing changes. While we will be reaching out to customers and suppliers to provide additional information, it is business as usual and all customers should continue to engage with their regular customer service contacts as usual.

15.	Can we reach out now to begin working with our future colleagues from Post?

No. Until the transaction closes, which we expect to occur in the first calendar quarter of 2018, subject to regulatory approvals and other conditions including approval by Bob Evans stockholders, Bob Evans and Post Holdings remain separate companies. If you have a question about whether or not a particular contact is allowed, please reach out first to Legal.

16.	When will the transaction close?

We expect the acquisition will close in the first calendar quarter of 2018, subject to regulatory approvals and other conditions, including approval by Bob Evans stockholders, which could accelerate or delay the timing of the closing.

17.	How can I find out more information as the transaction progresses?

We will keep leadership up to date on progress so you can speak directly to your manager when you have questions. Alternatively, you can reach out to Devra Cornell at (614) 497-4328 with any comments or questions. We are committed to keeping you informed throughout the process. In addition, the joint Bob Evans and Michael Foods integration team will provide regular updates.

Additional Information and Where to Find It

In connection with the proposed merger, Bob Evans intends to file a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). BOB EVANS STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING ANY DEFINITIVE PROXY STATEMENT, FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to stockholders of Bob Evans. Investors and security holders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (when they become available) at the Bob Evans website, www.bobevansgrocery.com, under the heading “Investors.”

Participants in the Solicitation

Bob Evans, Post and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Bob Evans in connection with the proposed merger. Information regarding Post’s directors and executive officers is included in Post’s Annual Report on Form 10-K for the year ended September 30, 2016, filed with the SEC on November 18, 2016 and the proxy statement for Post’s 2017 Annual Meeting of Shareholders, filed with the SEC on December 8, 2016. Information regarding Bob Evans’ directors and executive officers is included in the Bob Evans Annual Report on Form 10-K for the fiscal year ended April 28, 2017, filed with the SEC on June 15, 2017 and the proxy statement for Bob Evans’ 2017 Annual Meeting of Stockholders, filed with the SEC on July 14, 2017. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this document are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There is no assurance that the acquisition of Bob Evans by Post will be consummated and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the ability and timing to obtain the approval of Bob Evans’ stockholders and required regulatory approvals and to satisfy other closing conditions to the merger agreement; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effects on Bob Evans’ common stock or Post’s common stock because of the failure to complete the proposed transaction; Bob Evans’ or Post’s respective businesses experiencing disruptions from ongoing business operations due to transaction-related uncertainty or other factors making it more difficult than expected to maintain relationships with employees, business partners or governmental entities, both before and following consummation of the transaction; Bob Evans and Post being unable to promptly and effectively implement integration strategies and obtain expected cost savings and synergies within the expected timeframe; Post’s ability to retain certain key employees at Bob Evans; significant transaction costs which have been and may continue to be incurred related to the proposed transaction; and other risks and uncertainties described in Bob Evans’ and Post’s filings with the Securities and Exchange Commission. Bob Evans and Post caution readers not to place undue reliance on any forward-looking statements. These forward-looking statements represent Bob Evans’ and Post’s judgment as of the date of this document, and Bob Evans and Post undertake no obligation to update or revise them unless otherwise required by law.

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